UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by Loop Media, Inc., a Nevada corporation (the “Company”), on October 29, 2024, the Company received a reservation of rights notice (the “Reservation of Rights Notice”) from its senior lender (the “Senior Lender”) under its revolving loan facility in (the “Revolving Loan Facility”) informing the Company that events of default have occurred and are continuing under the Revolving Loan Facility as a result of the Company’s incurrence of indebtedness that was not expressly subordinated to the Company’s indebtedness to the Senior Lender pursuant to a subordination agreement in form and substance satisfactory to the Senior Lender.

As previously reported, prior to and following receipt of the Reservation of Rights Notice, the Company had been in negotiations with the Senior Lender to reach an agreement on the terms of the subordination agreement and to resolve the alleged default. On November 5, 2024, the Company received an acceleration notice (the “Acceleration Notice”) from the Senior Lender demanding payment of the full amount outstanding on the Revolving Loan Facility by 5:00 p.m. Central time on November 8, 2024 (the “Demand”). On November 7, 2024, the Senior Lender orally agreed to suspend the Demand deadline to allow the Company and Senior Lender to enter into negotiations for a forbearance of the Demand for a period of time to work toward a mutually agreeable resolution, but as of the date of this report, the Company has not received a formal written notice of this suspension. Notwithstanding the Demand for payment of the full amount outstanding on the Revolving Loan Facility, prior to the receipt of the Reservation of Rights Notice and up to the date of this report, the Company has continued to make regularly scheduled payments to the Senior Lender in accordance with the terms of the loan documents, and it will continue to do so.

Failure to come to terms with the Senior Lender may cause the Company to continue to be in default with the Senior Lender, which would allow it to pursue its remedies as the senior secured lender. As previously reported, such a default could also trigger cross-defaults under certain other loan agreements and the possible acceleration of such indebtedness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	November 12, 2024	LOOP MEDIA, INC.

		By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer